Exhibit 99.1

iBasis Shareholders: Reject KPN’s Grossly Inadequate Offer

2 Important Information This presentation contains forward-looking statements. These statements relate to expectations concerning matters that (i) are not historical facts, (ii) predict or forecast future events or results, or (iii) embody assumptions that may prove to have been inaccurate. Such forward-looking statements include, without limitation, statements regarding iBasis’ financial results for fiscal year 2009 and beyond (including minutes, revenue, gross profit and adjusted EBITDA) and the availability of outsourcing opportunities. These and other forward-looking statements involve risks, uncertainties and assumptions and may contain words such as “believe”, “anticipate”, “expect”, “estimate”, “project”, “intend”, “will be”, “will continue”, “will likely result”, or words or phrases of similar meaning. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it does not give any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. Important factors that could cause a ctual results to differ materiall y from the Company’s expectations include, but are not limited to, the factors dis cussed in the sections entitled “Risk Factors ” and “Critical Accounting Policies and Estimates”within “Management’s Discussion and Analysis of Financial Condition and Results of Operations ” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s subsequent quarterly reports on Form 10-Q filed wi th the Securities and Exchange Commission (collectively, the “Periodic Reports”). All forward-looking statements attributable to the Company are expressly qualified in their entirety by the factors that ma y cause a ctual results to differ materiall y from anticipated results. The Company undertakes no duty or obligation to revise these forward-looking statements. Please refer to the risk factors described in the Periodic Reports as well as other documents the Company files with the SEC from time to time.

3 iBasis Special Committee Recommendations • The Special Committee unanimously recommends that the minority shareholders reject KPN’s unsolicited Tender Offer • We believe KPN’s $1.55 per share Offer significantly undervalues iBasis’ current results and long-term prospects, and does not adequately compensate minority shareholders for their shares – In our view, the Offer is opportunistic; iBasis has just completed the integration of KPN’s international wholesale long distance voice business that was acquired in 2007 and has only now begun to realize meaningful synergies – The Offer is grossly inadequate from a financial point of view to the minority shareholders – The Offer does not in our opinion compensate minority shareholders for initiatives that have a potential to significantly increase growth and profitability in the future, particularly outsourcing of international voice traffic – The Offer is clearly timed to take advantage of iBasis’ depressed share price • We strongly believe that KPN’s Tender Offer Statement is intended to create uncertainty and doubt about iBasis’ value and attempts to justify KPN’s grossly inadequate Offer

iBasis’ Significant Value Proposition

Our Roadmap To Value Creation 5 Strong Core Business Significant Outsourcing Opportunity Positioned to Consolidate One of the world’s largest international carriers in a market that favors scale One of the world’s largest VoIP network infrastructures Differentiated and patented technology portfolio Large, blue-chip customer base Strong business momentum post KPN integration We believe carriers lack the scale and/or efficiency to compete profitably in the international voice market Outsourcing provides significant operational and capital cost savings Trend to outsource accelerating in the past 18 months In our opinion iBasis has demonstrated success in outsourcing with KPN and TDC The International voice market is large, yet highly fragmented We believe multiple opportunities exist to expand scale, technology and geographical reach In our opinion iBasis has a track record of successfully integrating acquired businesses (KPN and TDC) We Believe That As One Of The Few Companies With The Scale And Technology To Succeed In The International Voice Market, iBasis Is Positioned To Outperform

International Minute Growth Has Consistently Exceeded 10% Annually 6 Migration Trade Tourism Competition Mobility International Minutes (1) 2002A-2008E CAGR TDM 10.4% VoIP 31.1% Total 13.6% Growth Drivers While the market has consis tently grown over 10% annually, projections and analyses in the KPN Offer assumed a growth rate of only 3% for 2012 through 2014, and between negative 2% and 0%, thereafter(2) (1) Source: TeleGeography, 2008. (2) KPN’s July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov.

iBasis Is An Established Leader Poised To Expand Market Share

KPN indicated to iBasis as recently as 6/12/2009 that "iBasis [is a] top-3 market player; market consolidation always in favor of top market players"[(2)]

- One of the world's largest international carriers
- Provider of one of the world's largest VoIP network infrastructures
- Proven ability to successfully integrate acquisitions and participate in market consolidation
- Scale will drive cost efficiency, leading to further profitability and consolidation



Multinational Carrier Traffic Volume 2007
(billions of minutes)(1)
Leadership in a highly fragmented market
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
31.1
23.8
21.1
17.5
16.8
16.1
14.9
13.8
13.5
13.3
10.6
9.5
100+
Verizon
iBasis
Tata
DT
Telecom Italia
Orange
IDT
Belgacom
BT
Sprint
C&W
Telmex
Other

7

(1) Source: TeleGeography, 2009. Data excludes AT&T, as they do not report to TeleGeography.
(2) KPN's June 12, 2009 'Strategic Scenario's' document, which can be found at www.sec.gov and in the appendix.

8 Blue-Chip Customers Validate iBasis’ Business Model And Global Footprint 1,000+ Points of Presence in >100 Countries Sales & Operational Support in 20 Countries A Global Network A Large, Blue-Chip Base Of Over 800 Customers

In Our View The Evolution Towards Outsourcing Is Inevitable

KPN's projections and related analyses assume iBasis "does not engage in … new outsourcing deals"(1) even though KPN's representatives on iBasis' Board endorsed iBasis' outsourcing strategy

iBasis Customer Perspective

Traditional International Voice



Carrier
Carrier
Whole-saler
Carrier
Carrier
Carrier
Carrier
Whole-saler
Carrier
Carrier

- Constant investment required to keep pace with technology advancements
- Increasingly complex routing and rating infrastructure
- Declining revenue per minute on international voice

Outsource / Managed Services



Carrier
Carrier
Whole-saler
Carrier
Carrier
Carrier
Carrier
Whole-saler
Carrier
Carrier

+ Substantial Operating and Capital Expense savings for carriers
+ Significant efficiency gains
+ Seamless business continuity
+ Access to global scale and specialization, including advanced infrastructure, systems and buying resources

"We expect that fixed-originated wholesale voice traffic will also grow as an increasing number of carriers decide to outsource their long-distance and international traffic to specialist wholesale carriers" - Datamonitor, 2009

9

iBasis

(1) KPN's July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov.

10 Well Positioned For Continued Growth In Our Existing Outsourcing Business • Extensive relationships with fixed carriers, mobile operators, Voice-over-Broadband (VoBB) providers, network equipment providers and others • We have successfully integrated two significant outsource contracts • Actively negotiating a number of transactions in the pipeline Key Contract Deployment (1) Total minutes proforma for KPN acquisition as of October 2007.

11 A Number Of Initiatives Support Strong Business Momentum • KPN integration completed in March 09 with estimated annualized synergy of $23.4M • New Billing and ERP Systems support future growth • Significant resources invested in international mobile services • Global footprint expansion with an emphasis on Latin America • Recently selected as a preferred provider by an additional carrier, which may add meaningful quarterly minutes Gross Margin improved as we voluntarily shed unprofitable minutes

12 Our Financial Performance Continues To Improve Despite A Difficult Economy • Q2 ‘09 marks the first full quarter post KPN integration and the best quarter since Q2 ‘08 – Strong sequential growth in Adjusted EBITDA(2) – Gross Margin expansion in all of our businesses – Per minute Gross Margin in our core business is at a two-year high – Exceeded plan in most financial metrics, including Gross Profit, Gross Margin and Adjusted EBITDA Margin(2) KPN did not appear to fully consider iBasis’ Q2 actual performance in their analyses(1) (1) KPN’s July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov. (2) Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconciliation. ($ millions)

13 While Average Revenue Per Minute Has Declined, Margins Remain Stable Declining Average Revenue Per Minute (ARPM) Stable Average Margin Per Minute (AMPM) / Improving Gross Margin % • We have effectively maintained AMPM while the industry experiences declining ARPM • Central to this has been a decline in termination costs as a result of lower Mobile Termination Rates (MTR), as well as retail competition and deregulation • Our Gross Margin % has increased meaningfully as a result The KPN Offer appears to assume that AMPM would decline over time(1); our experience over the last 2+ years suggests otherwise in fact AMPM has been stable and gross margin has improved (1) KPN’s July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov.

14 Our Five-Year Plan Demonstrates Potential For Significant Shareholder Value Creation • Assumption on Trading/Retail business growth is below market rates, reflecting our anticipated shift towards outsourcing • Overall growth projection slightly ahead of market rates given contribution of outsourcing • Cost efficiency realized from significant scale • Continued decline in ARPM, while preserving average margin per minute • Margin improvement from 4.2% to 7.5% • Increased benefit of scale economics / highly scalable internal operations • Fully realized synergies post KPN integration KPN’s Assumptions Of Declining Margin And Overall EBITDA Over The Next Five Years Are Inconsistent With The Market Opportunity And iBasis’ Leadership Position CAGR = 18 .4% CAGR = 25.2% (1) Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconci liation.

Evaluating KPN’s Offer

iBasis Disagrees With Many Of The Key Assumptions In The KPN Offer(1)

KPN Assumptions	iBasis Reality
KPN Underestimates The Market Potential	
× Assumes iBasis growth of 3% annually for 2012 through 2014 and between 0% and negative 2%, thereafter	✓ International voice has consistently grown by over 10% annually; KPN has also acknowledged iBasis' market leadership
× Assumes iBasis will not win any new outsourcing deals over the next five years	✓ Positioned to benefit from an increase in outsourcing; actively negotiating multiple deals
KPN Understates The Company's Performance	
× Assumes Average Margin per Minute (AMPM) will decline over time	✓ In direct conflict, AMPM has remained constant and gross margin has improved
× Indicated a belief that no near-term catalyst exists for improvement of trading prices for iBasis' shares	✓ Limited consideration of strong Q2 and completion of the KPN integration; KPN also supported a share repurchase at prices well above KPN's current $1.55 Offer
× Limited consideration of iBasis' voluntary termination of low margin minutes	✓ Elimination of lower margin minutes impacted revenue but has significantly improved gross margin
KPN Uses A Set Of Flawed Assumptions For Financial Analyses	
× Publicly provided only one financial scenario, including negative growth	✓ Recently provided iBasis with multiple scenarios, almost all of which included meaningful growth potential
× Stock-based Compensation (SBC) treated as cash expense	✓ SBC is a non-cash expense and typically added back to EBITDA
× Provides no value for iBasis' significant Net Operating Loss (NOL) balance and assumed a 30% tax rate for the next five years	✓ NOL provides substantial tax savings through 2022; US earnings will likely not be taxed and The Netherlands tax rate is currently 25.5%

16

iBasis

(1) KPN's July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov.

Historical Daily Share Price Performance from July 10, 2008 to August 5, 2009(1) Current Share Price: $2.12 (26.9% Discount) KPN Tender Offer Price: $1.55 (1) Source: Capital IQ. July 10, 2008 through July 10, 2009 reflects full year period prior to KPN press release as of July 13, 2009, outlining the purchase proposal. 17 KPN’s Offer Seeks To Exploit iBasis’ Depressed Share Price 1-Year High: $4.32 (64.1% Discount) Recent 5-Year Low: $0.54 7/10/08 8/5/09 % Change NASDAQ 2,257.9 1,993.1 (11.7%) iBasis $3.10 $2.12 (31.6%)

18 KPN’s Offer Is A Significant Discount To iBasis’ 2008 Share Repurchase Program On August 20, 2008, iBasis Successfully Completed $15 Million Share Repurchase Program (iBasis Board Includes Two KPN Director Nominees, Both Of Whom Endorsed The Share Repurchase Program) $3.84 May 1, 2008 – August 20, 2008 Average Price: $3.84 Number of Shares: 3,906,940 148% Premium Over KPN’s Offer Price $4.14 Average Price: $4.14 Number of Shares: 2,153,140 167% Premium Over KPN’s Offer Price August 2008 October 2006: $7.82 per Share(1) Augus t 2008: $4.14 per Share(2) June 2009: “iBasis [is a] top-3 market player; market consolidation always in favor of top market players”(3) KPN Supported iBasis Valuations (1) KPN’s July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov. $7.82 represents KPN’s purchase price for controlling interest in iBasis, as quantifi ed by KPN. (2) $4.14 represents the average share repurchase price in August 2008. (3) KPN’s June 12, 2009 ‘Strategic Scenar io’s ’ docum ent which can be found at www.sec.gov and in the appendix.

KPN's Offer Implies An Inadequate Valuation Relative To Comparables

KPN's Offer Does Not Provide An Attractive Premium To iBasis' Unaffected Standalone Value



2009E Gross Profit Multiples
2.0x
1.6x
1.2x
0.8x
0.4x
0.0x
301% Premium
67% Discount
0.43x
1.73x
0.57x
iBasis(1)
Median iBasis Comparables(2)
KPN Offer ($1.55)



2009E Adjusted EBITDA(3) Multiples
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
449% Premium
76% Discount
1.27x
6.98x
1.69x
iBasis(1)
Median iBasis Comparables(2)
KPN Offer ($1.55)

- KPN's $1.55 per share Offer represents a *de minimis* premium to iBasis' unaffected trading price
- The Offer significantly undervalues iBasis' current results and is a notable discount to iBasis' comparables
- KPN's Offer was also announced ahead of the strong Q2 results

19

(1) Undisturbed price prior to KPN press release as of July 13, 2009, outlining the purchase proposal.
(2) iBasis' public comparables include ARBX, BSE:532371, EGHT, GLBC, IDT, LSE:COLT, RTS:RTKM, SEHK:1883, TNDM and VG; as of 7/28/09.
(3) Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconciliation.

iBasis

KPN Provided Morgan Stanley With Outdated Projections

Internal KPN Figures Dated 6/12/09 Present A More Optimistic Expectation

iBasis
(July, 2009)

($ millions)	2009E	2014E
Minutes	19,913	46,302
Revenue	$1,034.6	$1,803.0
Gross Profit	$129.2	$271.1
Adjusted EBITDA(1)	$43.8	$134.9

Represents projected growth of the business as prepared by iBasis Management kpn
Internal
(6/12/09)



kpn
Summary scenario's + YEE
Key figures

Represents the five financial projection scenarios provided by KPN to iBasis on 6/12/2009[(2)(3)]

The financials publicly provided by KPN were among the lowest generated by KPN in the last 3 months, and did not consider any benefit from potential outsourcing business kpn
External
(May 2009)

($ millions)	2009E	2014E
Minutes	20,698	25,411
Revenue	$1,015.5	$1,089.0
Gross Profit	$121.8	$118.5
EBITDA(3)	$38.9	$30.4

Represents the financial projections provided by KPN and used in the KPN Offer to produce the financial analysis included in the Tender Offer Statement[(4)]

20

(1) Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconciliation.
(2) KPN's June 12, 2009 'Strategic Scenario's' document which can be found at www.sec.gov and in the appendix.
(3) All EBITDA scenarios assumed to be consistent with management definition of adjusted EBITDA. Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconciliation.
(4) KPN's July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov.

iBasis

21 KPN’s Offer Fails To Reflect iBasis’ Prospects Outsourcing Case(3) Underperform Case(3) Outperform Case(3) Market Perform Case(3) “Year End Expectation” Case(3) Projections Used By KPN In The Tender Analysis(4) Management Case(2) The analysis presented in the Tender Offer Statement was based on projections which were lower than all but one of KPN’s scenarios presented June 12, 2009 (1) All EBITDA scenarios assumed to be consistent with management definition of adjusted EBITDA. Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconciliation. (2) iBasis Management 5 year plan. Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconci liation. (3) KPN’s 6/12/09 ‘Strategic Scenario’s’ document which can be found at www.sec.gov and in the appendix. (4) KPN’s July 28, 2009 Tender Offer Statement, which can be found at www.sec.gov. “iBasis has potential to outperform the market; integration finished, organization ready for ‘back-on-track’ growth initiatives”(3) - KPN (6/12/09) Expected EBITDA(1)

The Offer Is A Significant Discount To KPN's Own "Year End Expectation"

Among the financial plans included in KPN's June 12th presentation, the "Year End Expectation" was a primary focus (the only scenario which received a full page); KPN's $1.55 proposal reflects a significant discount to a Discounted Cash Flow Analysis using those projections

KPN's Internal Forecast Results In Values Which Are Significantly Higher Value Than Its Offer

iBasis
(July, 2009)

($ millions)	2009E	2012E
Minutes	19,913	34,516
Revenue	$1,034.6	$1,540.1
Gross Profit	$129.2	$207.0
Adjusted EBITDA(2)	$43.8	$90.6

kpn (1)
(6/12/09)

($ millions)	2009E	2012E
Minutes	20,500	29,191
Revenue	$1,000.0	$1,224.8
Gross Profit	$120.0	$131.7
EBITDA(3)	$37.0	$53.7

Implied DCF Price Per Share Based On iBasis And KPN Projections(4)

Discount Rate	12%			18%		
Terminal Growth	4%	3%	2%	4%	3%	2%
iBasis	$12.04	$11.08	$10.32	$7.05	$6.79	$6.56
kpn "Year End Expectations"	$6.31	$5.79	$5.37	$3.90	$3.73	$3.59

(1) KPN's 'Year End Expectations' Case, per KPN's June 12, 2009 'Strategic Scenario's' document which can be found at www.sec.gov and in the appendix.
(2) Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconciliation.
(3) All EBITDA scenarios assumed to be consistent with management definition of adjusted EBITDA. Non-GAAP financial measure. Please refer to slides 27 and 28 for a GAAP to non-GAAP reconciliation.
(4) Scenarios assume a transaction close as of 9/30/09. A 0% tax rate for U.S. earnings and a 25.5% tax rate for earnings in The Netherlands was assumed during the forecast period. For terminal value, U.S. earnings were taxed at 35%. Figures also include present value of tax effected remaining NOL balance. Discount rates based on iBasis and comparables' weighted average cost of capital. Where applicable, other assumptions extrapolated as a percentage of revenue from the financial plan prepared by iBasis management.

iBasis

23 KPN’s Offer Underestimates Value To Shareholders In All KPN Scenarios Implied Price Per Share(1) Discount Rate 12% 18% Terminal Growth 4% 3% 2% 4% 3% 2% $12.04 $11.08 $10.32 $7.05 $6.79 $6.56 $9.03 $8.25 $7.63 $5.48 $5.24 $5.03 $6.31 $5.79 $5.37 $3.90 $3.73 $3.59 $5.61 $5.17 $4.82 $3.56 $3.43 $3.31 $4.95 $4.57 $4.26 $3.18 $3.06 $2.96 $3.03 $2.82 $2.65 $2.04 $1.98 $1.92 Underperformance Case Marketperformance Case Outperformance Case Outsourcing Case In All Instances, iBasis Is Valued At A Premium To KPN’s Offer Price Of $1.55 “Year End Expectations” Appears to assume no contribution for new outsourcing deals(2) (1) Scenarios assume a transaction close as of 9/30/09. A 0% tax rate for U.S. earnings and a 25.5% tax rate for earnings in The Netherlands was assumed during the forecast period. For terminal value, U.S. earnings were taxed at 35%. Figures also include present value of tax effected remaining NOL balance. Discount rates based on iBasis’ and comparables ’ weighted average cost of capital. Where applicable, other assumptions extrapolated as a percentage of revenue from the financial plan prepared by iBasis management. (2) KPN’s June 12, 2009 ‘Strategic Scenario’s’ document which can be found at www.sec.gov and in the appendix.

24 We Also Disagree With Several Valuation Assumptions Made By KPN And Their Advisers KPN Tender Offer Statement Presented A Valuation Range Of $0.87 To $1.88 Per Share Based On These Flawed Assumptions And Negative Forecast Assumptions Reality × Assumed a long-term, perpetual growth rate of negative 2% to 0% × Stock-based compensation treated as a cash expense × Appeared to provide no value for iBasis’ significant Tax Net Operating Loss (NOL) balance × Applies a 30% tax rate for all earnings generated over the next 5 years Market growth has consistently exceeded 10%; KPN’s internal forecasts show significant iBasis growth potential Stock-based compensation is a non-cash expense and typically added back to EBITDA iBasis’ NOL balance provides substantial tax savings through 2022 U.S. earnings will likely not be taxed over the forecast period given NOLs; The Netherlands tax rate is currently 25.5%

25 DO NOT LET KPN PURCHASE YOUR SHARES AT A GROSSLY INADEQUATE PRICE • KPN underestimates the historically consistent market growth • KPN dismisses the growth and profitability of outsourcing • KPN ignores a range of economically significant strategic initiatives • KPN seeks to exploit the depressed iBasis share price • KPN timed the Offer to reap the benefits of KPN integration • KPN only considers an overly negative financial scenario which is inconsistent with their internal forecast for iBasis REJECT KPN’S GROSSLY INADEQUATE OFFER!

Appendix:

Important Information

The following is an internal presentation prepared by KPN and delivered to iBasis in June, 2009. The presentation sets forth certain projections with respect to iBasis (the “KPN June Projections”). Such projections do not contain definitions for any of its line items or otherwise expressly indicate the method by which certain of the projected information provided therein, such as EBITDA and free cash flow (which are non-GAAP items), was calculated.

iBasis is making available the KPN June Projections for the limited purpose of giving stockholders of iBasis access to financial projections that were prepared by KPN and delivered to iBasis, such that they can compare that information with alternative earlier-dated projections prepared by KPN and disclosed by KPN in its Offer to Purchase dated July 28, 2009. We believe the KPN June Projections were not prepared by KPN with a view to public disclosure or compliance with guidelines of the SEC, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board or any other similar body regarding projections or forecasts. The disclosure of the KPN June Projections should not be regarded as an indication that iBasis or any of its affiliates or representatives considers such projections to be a reliable prediction of future events, and the information should not be relied upon as such.

Strategic scenario's iBasis 2009-2012 12th June 2009 KPN IBasis-office forward looking scenario’s/eliminations

Description scenario's

	Number of minutes (x mrd)		Gross margin % (%)		Revenu (x $ mln)		Ebitda (x $ mln)	
	2009	2010	2009	2010	2009	2010	2009	2010
Annual Plan iBasis	24,1	n/a	9,8%	n/a	1.313	n/a	37,4	n/a

Scenario	Scenario description
Scenario 1 iBasis is underperforming the market	• iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place a quarter later in time than in the market • Once minutes start growing, iBasis' minutes growth is half the market growth • Gross margin% slight growing from 12% in 2009 to 12,3% in 2012 • Price decrease (ARPM) of 5% = equal to price decrease in the marketplace
Scenario 2 iBasis is on par with the market	• iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place is equal as in the marketplace • Once minutes start growing, iBasis' minutes growth is equal to the market growth • Gross margin% 12% flat between 2009 and 2012 • Price decrease (ARPM) of 5% = equal to price decrease in the marketplace
Scenario 3 iBasis is outperforming the market	• iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place is equal as in the market • Once minutes start growing, iBasis' minutes growth is 1,5 times the market growth • Gross margin% decreasing from 12% in 2009 to 11,4% in 2012 • Price decrease (ARPM) of 5% = equal to price decrease in the marketplace • Margin-strategy will be less strict than at present and is brought in more balance with the other KPI's
Scenario 4 Scenario 3 including outsourcing deals	• iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place is equal as in the marketplace • Once minutes start growing, iBasis' minutes growth is 1,5 times the market growth • Gross margin% decreasing from 12% in 2009 to 10,0% in 2012 • 2,5 mrd minutes extra per year due to outsource deals • Price decrease (ARPM) of 5% = equal to price decrease in the marketplace • Margin-strategy will be less strict than at present and is brought in more balance with the other KPI's

Assumptions market development

- Minutes turning point (from decreasing minutes to increasing minutes) takes place up from Q3 2009
- Once minutes start growing, market minutes growth will be 6% per year
- Price decrease (ARPM) of 5%

1

KPN iBasis-office forward looking scenario's/estimations

KPN view on Year End Expectation Key figures In millions of USD Actuals Actuals YEE AP AP AP Unless otherwise stated 2008 Full Year 2009 YTD MAY 2009 2010 2011 2012 Total Volume (x 1 mln) 23.526,0 8.291,0 20.500,0 23.230,0 26.123,8 29.191,2 % growth Year on Year -13% 13% 12% 12% Total net revenue 1.323,6 414,7 1.000,0 1.080,0 1.153,8 1.224,8 % growth Year on Year -24% 8% 7% 6% Cost of services and goods (1.187,4) (363,8) (880,0) (958,0) (1.026,9) (1.093,2) Gross Margin 136,2 50,9 120,0 122,0 126,9 131,7 % Gross Margin 12,3% 12,0% 11,3% 11,0% 10,8% Other operating expenses (95,1) (35,9) (83,0) (80,0) (78,0) (78,0) Other income/expenses Total operating expenses (1.282,5) (399,7) (963,0) (1.038,0) (1.104,9) (1.171,2) % growth Year on Year EBITDA 41,1 15,0 37,0 42,0 48,9 53,7 EBITDA Margin (%) 3,6% 3,7% 3,9% 4,2% 4,4% CAPEX (10,0) (10,0) (10,0) (10,0) CHANGE in WORKING CAPITAL - - - - Free Cash Flow 27,0 32,0 38,9 43,7 KPN IBasis-office forward looking scenario’s/eliminations 2

Summary scenario's + YEE Key figures REVENUES 2009J 2010 2011 2012 -1. Underperformance 977,4 956,3 935,8 915,7 - 2. Marktperformance 1.059,1 1.066,5 1.074,0 1.081,5 - 3. Outperformance 1.081,6 1.120,0 1.159,8 1.200,9 - 4. Outsourcing 1.081,6 1.232,8 1.374,1 1.506,4 -5. YEE 2009 1.000,0 1.080,0 1.153,8 1.224,8 Revenu per minute 1 2009 2010 2011 2012 -1. Underperformance per minute 0,0495 0,0470 0,0447 0,0424 - 2. Marktperformance per minute 0,0480 0,0456 0,0433 0,0412 - 3. Outperformance per minute 0,0475 0,0451 0,0429 0,0407 - 4. Outsourcing per minute 0,0475 0,0451 0,0429 0,0407 - 5. YEE 2009 per minute 0,0488 0,0465 0,0442 0,0420 [GROSS MARGIN 2009 2010 2011 2012 -1. Underperformance 117,3 115,9 114,6 112,6 - 2. Marktperformance 127,1 128,0 128,9 129,8 - 3. Outperformance 129,8 131,7 134,5 136,5 - 4. Outsourcing 129,8 145,0 159,4 171,2 - 5. YEE 2009 120,0 122,0 126,9 131,7 Gross margin per minute 1 2009J 2010 2011 2012 -1. Underperformance per minute 0,0059 0,0057 0,0055 0,0052 - 2. Marktperformance per minute 0,0058 0,0055 0,0052 0,0049 - 3. Outperformance per minute 0,0057 0,0053 0,0050 0,0046 - 4. Outsourcing per minute 0,0057 0,0053 0,0050 0,0046 - 5. YEE 2009 per minute 0,0059 0,0053 0,0049 0,0045 EBITDA 1 2009 2010 2011 2012 -1. Underperformance 27,3 25,9 24,6 22,6 - 2. Marktperformance 37,1 38,0 38,9 39,8 - 3. Outperformance 39,8 41,7 44,5 46,5 - 4. Outsourcing 39,8 55,0 69,4 81,2 - 5. YEE 2009 37,0 42,0 48,9 53,7 KPN IBasis-office forward looking scenario’s/eliminations 3

Way forward • iBasis has potential to outperform the market * Integration finished, organisation ready for 'back-on-track' growth initiatives * iBasis top-3 marketplayer; market consolidation always in favor of top marketplayers • Long term sustainable growth (on all KPI's) needs balancing thresholds of the main important KPI's. For discussion • What is the view of iBasis on these possible scenario's? KPN IBasis-office forward looking scenario’s/eliminations 4

YEE SCENARIOSIBASlS_may_2009_Rekenmodel VOLUMES VOLUMES VOLUMES - 1. Underperformance - 2. Marktperformance - 3. Outperformance VOLUMES VOLUMES - 4. Outsourcing - 5. YEE 2009 -1. Underperformance - 2. Marktperformance - 3. Outperformance - 4. Outsourcing - 5. YEE 2009 - 1. Underperformance - 2. Marktperformance - 3. Outperformance - 4. Outsourcing - 5. YEE 2009 - 1. Underperformance - 2. Marktperformance - 3. Outperformance - 4. Outsourcing - 5. YEE 2009

27 Financial Footnotes Use of Non-GAAP Financial Measures iBasis provides its financial results in accordance with accounting principles generally accepted in the United States (GAAP). The Company also uses non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In particular, iBasis presents adjusted EBITDA margin and adjusted EBITDA, both of which are non-GAAP financial measures. Non-GAAP financial measures reflect an additional way of viewing aspects of iBasis’ operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of iBasis’ results of operations and the factors and trends affecting iBasis’ business. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by the Company may differ from the non-GAAP financial measures used by other companies, including iBasis’ competitors. Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA iBasis believes the most directly comparable GAAP financial measure to adjusted EBITDA is net income (loss) and has provided a reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA, where possible. Adjusted EBITDA is earnings, adjusted to exclude certain expenses, including goodwill impairment, stock-based compensation, expenses associated with the review of iBasis stock option g ranting practices, foreign exchange gains and losses, merger related expenses, purchase accounting adjustments, certain non-recurring charges, interest, taxes and depreciation and amortization. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues. Set forth below are reconciliations of net income (loss) to adjusted EBITDA for the periods indicated.

Financial Footnotes

$ Millions	Q1 '08	Q2 '08	Q3 '08	Q4 '08	Q1 '09	Q2 '09
Revenue	$324.9	$ 360.8	$ 338.0	$ 299.8	$ 255.5	$ 241.3
Net income (loss) (Including impairment charge)	$(2.1)	$ 0.0	$ 3.3	$ (232.2)	$ (1.7)	$(4.0)
Add/(less):						
Goodwill impairment	---	---	---	214.7	---	--
Stock-based compensation	0.6	0.7	0.6	0.6	0.6	0.6
Depreciation and amortization	7.2	8.5	8.5	7.8	8.2	10.8
Interest expense (income), net	0.4	0.0	0.2	0.3	0.6	0.3
Foreign exchange (gain) loss	0.3	0.6	(2.2)	(1.7)	0.6	(0.1)
Other income	---	---	(1.8)	---	---	--
Acquisition activity expense	1.0	---	---	---	---	--
Option analysis expense	0.1	---	---	---	0.3	--
Purchase accounting adjustments	0.6	---	---	---	---	--
Income taxes	3.1	2.9	1.7	18.6	1.1	3.1
Adjusted EBITDA	$11.2	$ 12.7	$ 10.3	$ 8.1	$ 9.7	$ 10.7

Forward-Looking Non-GAAP Financial Measures

iBasis has included forward-looking estimates of adjusted EBITDA for future periods, i.e., 2009E, 2010E, 2011E, 2012E, 2013E, and 2014E. iBasis has not included in this presentation a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because, due to variability and difficulty in making accurate forecasts and projections or certain information not being ascertainable or accessible, not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available to the Company without unreasonable efforts. The probable significance of providing these forward-looking non-GAAP financial measures without the directly comparable GAAP financial measures is that such GAAP financial measures may be materially different from the corresponding non-GAAP financial measures.

28

iBasis